[ ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.1
SECOND AMENDMENT
to
DEVELOPMENT AND SUPPLY AGREEMENT
between
REVANCE THERAPEUTICS, INC.
and
HOSPIRA WORLDWIDE, INC.
This Second Amendment to the Development and Supply Agreement (“Amendment”) is made and effective as of the 31st day of August, 2015 (“Amendment Effective Date”), by and between Revance Therapeutics, Inc. (“Revance”) and Hospira Worldwide, Inc., (“Hospira”), each herein referred to individually as a “Party” and collectively as the “Parties.” Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (as defined herein).
RECITALS
WHEREAS, Revance and Hospira are Parties to that certain Development and Supply Agreement dated as of December 11, 2009 (the “Agreement”); and
WHEREAS, by an agreement dated May 29, 2013 (“First Amendment”) the Parties have amended Section 9.3 of the Agreement; and
WHEREAS, the Parties now desire further to amend Section 9.3 of the Agreement under the terms and conditions set forth below.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that the Agreement is amended as follows:

1)	Section 9.3. Section 9.3, as modified by the First Amendment, is hereby replaced in its entirety with the following amended Section 9.3:
9.3    Failure to Obtain Regulatory Approval. Either party may terminate this Agreement by giving to the other party twelve (12) months’ prior written notice if the Product has not received FDA regulatory approval by [***].

2)
Except as expressly amended herein, all other terms and conditions of the Agreement shall remain in full force and effect, and enforceable in accordance with its terms. The terms and conditions of this Amendment are hereby incorporated into and made a part of the Agreement.

3)
This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties may sign and deliver this Amendment by facsimile or sent by electronic mail in portable document format (PDF) and a reproduction of this Amendment made by facsimile or PDF will have the same effect as a signed and delivered original version.

[SIGNATURE PAGE FOLLOWS]

1.

IN WITNESS WHEREOF, the Parties intending to be bound by the terms and conditions hereof have caused this Amendment to be signed by their duly authorized representatives as of the date first above written.

HOSPIRA WORLDWIDE, INC.	REVANCE THERAPEUTICS, INC.

By: /s/ Karen Blair (Signature)	By: /s/ L. Daniel Browne (Signature)

Name: Karen Blair	Name: L. Daniel Browne

Title: President One 2 One Contract Manufacturing Services	Title: President & CEO

2.
[ ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.